EX-99.906CERT
Item 12. (b)

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act

I, Terrence K.H. Lee, President and Chief Executive Officer of First Pacific Mutual Fund, Inc. (the “Registrant”), certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2014 (the “Report”) fully complies with the requirements of 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Registrant.

Date:	May 28, 2014	/s/ Terrence K.H. Lee
Terrence K.H. Lee
President and CEO

I, Nora B. Foley, Treasurer of First Pacific Mutual Fund, Inc. (the “Registrant”), certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2014 (the “Report”) fully complies with the requirements of 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Registrant.

Date:	May 28, 2014	/s/ Nora B. Foley
Nora B. Foley
Treasurer

These certifications are being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Report with the Securities and Exchange Commission.